Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made as of this 27th day of January 2014 by and between Matthew Worrall, an individual with an address at Suite 231, Devonshire House, 49 Eldon Street, Sheffield, S1 4NR, United Kingdom (“Consultant”), and Amerilithium Corp., a Nevada corporation with an office at 871 Coronado Center Dr., Ste. 200, Henderson, NV 89052 (the “Company”).

WHEREAS, Consultant has substantial expertise that may be useful to the Company, which the Company desires to obtain; and

WHEREAS, the Company desires Consultant provide certain consulting services to the Company and Consultant is agreeable to performing such services for the Company.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

APPOINTMENT.

The Company hereby engages Consultant to provide, and Consultant hereby agrees to render, the Services (as defined herein) to the Company as a consultant upon the terms and conditions hereinafter set forth.

2.

TERM.

This Agreement will become effective on January 27, 2014 (the “Effective Date”) and will continue thereafter for a period of six (6) months.

3.

SERVICES.

During the Term of this Agreement, Consultant shall (i) assist the Company in exploring and identifying corporate acquisitions, divestitures and other strategies designed to accelerate growth; (ii) advise the Company to help structure the balance sheet; (iii) assist the Company in making all required periodic filings that are required by the Security and Exchange Commission including but not limited to Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K; and (iv) provide services as may be deemed appropriate by the Board of Directors from time to time.

4.

DUTIES OF THE COMPANY.

The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this Section.  The Company shall promptly supply Consultant with full and complete copies of all financial reports; all filings with all federal and state securities agencies; all data and information supplied by any financial analyst; and all brochures or other sales materials relating to the Company’s products or services.

5.

COMPENSATION.

Upon the execution of this Agreement, the Company agrees to pay Consultant the following as consideration for the Services rendered:

(a)

Consultant shall be owed eight thousand five hundred dollars ($8,500) per month, beginning on the Effective Date and thereafter on the first day of each month for the duration of the Term, for an aggregate of fifty one thousand dollars $51,000 (the “Total Compensation”).  The Company will  pay  to the Consultant in cash or in stock, as determined by the Board in its sole discretion; however, the Total Compensation shall be accrued as of the Effective Date.

(b)

The Company shall register that certain amount of shares equivalent to the Total Compensation on an S-8 Registration Statement (the “S-8”), in accordance with applicable securities regulations.  For the duration of the Term, the Company shall maintain an effective S-8 and all stock-based compensation paid to Consultant shall be made under such S-8 (the “Compensation Shares”). All Compensation Shares paid during the Term shall be valued as of the date that payment is made at the amount of the cash in lieu of which such Compensation Shares are being issued (the “Share Value”). Furthermore, the Company agrees to pay any and all costs associated with Consultant’s deposit and sale of any stock based compensation received hereunder.

(c)  It is the intention of the Company and Consultant that by the earlier of the Termination Date (as defined below) or the end of the Term (the “Valuation Date”) the Consultant shall have generated net proceeds from the sale of the Compensation Shares equal to the aggregate Share Value.  The Consultant shall have the right to sell the Compensation Shares at any time in accordance with applicable securities laws.  At any time the Consultant may elect after the Valuation Date (or prior to such Valuation Date, if Consultant has sold all Compensation Shares prior to such Valuation Date), the Consultant may deliver to the Company a reconciliation statement showing the net proceeds actually received by the Consultant from the sale of the Compensation Shares (the “Sale Reconciliation”).  If, as of the date of the delivery by Consultant of the Sale Reconciliation, the Consultant has not realized net proceeds from the sale of such Compensation Shares equal to at least the Share Value, as shown on the Sale Reconciliation, then the Company shall immediately take all required action necessary or required in order to pay such additional cash or cause the issuance of such additional shares of common stock to the Consultant in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Compensation Shares, the Consultant shall have received total net funds equal to the Share Value.  If additional shares of common stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares of common stock, the Consultant still has not received net proceeds equal to at least the Share Value, then the Company shall again be required to immediately take all required action necessary or required in order to cause the payment of such additional cash or the issuance of such additional shares of common stock to the Consultant as contemplated above, and such additional payment of cash or issuances of common stock shall continue until the Consultant has received net proceeds from the sale of such common stock equal to the Share Value.

(d)  Termination of this Agreement may be effected by either party with thirty (30) day prior written notice to the other party (the “Termination Date”). Termination of this Agreement by the Company shall obligate the Company to pay any and all outstanding amounts of the Total Compensation on the Termination Date.

6.

COSTS AND EXPENSES.

Consultant, in providing the Services, shall not be responsible for any reasonable out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and overnight delivery charges; provided that Consultant obtains approval of the Company for any amount exceeding $100, which approval shall not be unreasonably withheld, prior to incurring such expenses.  Consultant shall provide the Company with a detailed accounting of monthly expenses incurred pursuant to the terms of this Agreement.  Payment for these expenses shall be made to Consultant in accordance with the Company’s policy for reimbursements.

7.

INDEMNIFICATION.

(a)

The Company hereby agrees to indemnify, defend, and shall hold harmless Consultant, and defend any action brought against Consultant with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such action is based upon a claim that (i) is true and (ii) (A) would constitute a breach of any of the Company's representations, warranties, or agreements hereunder, (B) arises out of the negligence or willful misconduct of the Company, or (C) is based on any information provided by the Company’s content  that violates any rights of third parties, including, without limitation, rights of publicity, privacy, patents, copyrights, trademarks, trade secrets, and/or licenses. The Company agrees that it will not prosecute any action or proceeding against Consultant except where such claim is materially and substantially based on the gross negligence or willful misconduct of Consultant.

(b)

Consultant hereby agrees to indemnify, defend, and shall hold harmless the Company, its affiliates and their respective directors, officers, employees, consultants, representatives and agents, and defend any action brought against same, with respect to any claim, demand, cause of action, or liability, including reasonable attorneys' fees, to the extent that such an action arises out of (i) the gross negligence or willful misconduct of Consultant or (ii) unlawful conduct.

(c)

In claiming indemnification hereunder, the indemnified party shall promptly provide the indemnifying party written notice of any claim that the indemnified party reasonably believes falls within the scope of the foregoing paragraphs.  The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim.  Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent.

8.

INDEPENDENT CONTRACTOR STATUS AND OTHER BUSINESS OPPORTUNITIES.

It is understood and agreed that Consultant will for all purposes hereof be deemed to be an independent contractor and will not, unless otherwise expressly authorized by the Company, have any authority to act for or represent the Company in any way, execute any transaction or document on behalf of the Company or otherwise be deemed an agent of the Company.  No federal, state or local withholding deductions will be withheld from any amounts owed by the Company to Consultant hereunder unless otherwise required by law.

Subject to Consultant’s obligations and duties, Consultant may, without limitation, (i) engage in the same or similar activities or lines of business as the Company or its subsidiaries or develop or market any products or services that compete, directly or indirectly, with those of the Company and its subsidiaries; provided that Consultant does not use in any manner any Confidential Information (as defined herein) of the Company in doing so, (ii) invest or own any interest publicly or privately in, or develop a business relationship with, any person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Company or its subsidiaries; provided that Consultant does not use in any manner any Confidential Information of the Company in doing so; or (iii) do business with any current or former client or customer of the Company or its subsidiaries; provided that such activity does not encourage or influence such client or customer to discontinue, reduce or decline any new business opportunity with the Company. Neither the Company nor any of its subsidiaries shall have any right by virtue of this Agreement in or to, or to be offered, any opportunity to participate or invest in, any venture engaged in by Consultant or any right by virtue of this Agreement in or to any income or profits derived therefrom.

9.

CONFIDENTIALITY.

Consultant acknowledges that in providing the Services hereunder, Consultant will be privy to Confidential Information of the Company and its subsidiaries.  As used in this Agreement, “Confidential Information” of the Company means all trade practices, business plans, price lists, supplier lists, customer lists, marketing plans, financial information, software and all other information or compilations thereof which relate to the business of the Company, or to any of its subsidiaries or affiliates, and which have not been disclosed by the Company to the public, or which are not otherwise generally available to the public.

Consultant acknowledges that the Confidential Information of the Company, as such may exist from time to time, are valuable, confidential, special and unique assets of the Company and its subsidiaries and affiliates, expensive to produce and maintain, and essential for the profitable operation of their respective businesses. Consultant agrees that, during the Term, or at any time thereafter, it shall not, and shall cause his employees, agents and representatives to not, directly or indirectly, communicate, disclose or divulge to any person or entity, or use for its benefit or the benefit of any person or entity, in any manner, any Confidential Information of the Company or its subsidiaries or affiliates acquired during the Term or any other confidential information concerning the conduct and details of the businesses of the Company and its subsidiaries and affiliates, except as required in the course of the performance of the Services hereunder or as otherwise may be required by law.

The Company agrees that it will not disclose, and will not include in any public announcement, the name of Consultant, unless expressly agreed to by Consultant or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

10.

MISCELLANEOUS.

(a)

Modification.  This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may be amended only in writing signed by both parties hereto.

(b)

Notices.  Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person at the address of such party set forth in the preamble thereof or to such other address or facsimile telephone number as the party shall have furnished in writing to the other party in accordance with the terms of this subparagraph (c).

(c)

Waiver.  Any waiver by either party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon adherence to such term of any other term of this Agreement.

(d)

Severability.  If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person, circumstance or jurisdiction, it shall nevertheless remain applicable to all other persons, circumstances and jurisdictions.

(e)

Disagreements.  Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of New Jersey, without regard to its conflicts of law principles.  Consultant and the Company hereby irrevocably and unconditionally submit themselves and their property to the nonexclusive jurisdiction of the federal and state courts of the State of New Jersey and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in New Jersey, or, to the extent permitted by law, in such federal court.  Each of the parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referenced.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices herein.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.  Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby

(whether based on contract, tort or any other theory).  If either party hereto shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses, including, but not limited to, court costs incurred with the investigation, preparation and prosecution of such action or proceeding.

(f)

Counterparts. Each party hereto may sign identical counterparts of this Agreement with the same effect as if both parties signed the same document.  A copy of this Agreement signed by one party hereto and delivered by facsimile or electronic transmission to the other party shall have the same effect as the delivery of an original of this Agreement containing the original signature of such party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

AMERILITHIUM CORP.

CONSULTANT

/S/ Ernest Remo

/s/ Matthew Worrall

Name: Ernest Remo

Matthew Worrall

Title: Interim Chief Executive Officer